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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                       August 31, 2001 (August 27, 2001)

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                           PROVINCE HEALTHCARE COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                       0-23639                62-1710772
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
         Incorporation)                                      Identification No.)


         105 WESTWOOD PLACE
         SUITE 400
         BRENTWOOD, TENNESSEE                                       37027
         (Address of Principal Executive Offices)                 (Zip Code)

                                 (615) 370-1377
              (Registrant's Telephone Number, Including Area Code)



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ITEM 5.  OTHER EVENTS

         Effective August 24, 2001, Province Healthcare Company through a subsidiary entered into a definitive agreement to acquire substantially all of the assets of Vaughan Regional Medical Center (the "Hospital") in Selma, Alabama, from the Alabama nonprofit corporations Vaughan Regional Medical Center, Inc. and Vaughan Healthcare, Inc. The Hospital is a 125-bed general acute care facility with annualized revenues at May 31, 2001 of approximately $38.0 million. The purchase price for the Hospital under the agreement is approximately $28.0 million. It is anticipated that the acquisition will close on October 1, 2001, subject to customary closing conditions and regulatory approvals.

         Under the agreement, Province will acquire the Hospital through a newly-formed limited liability company ("LLC") subsidiary and will contribute to the LLC the assets used in connection with Selma Regional Medical Center, formerly known as Selma Baptist Hospital, a 214-bed general acute care facility located approximately four miles away, which Province acquired on July 2, 2001. Vaughan Regional Medical Center, Inc. will own a 1% membership interest in the LLC.

         Province currently owns or leases 16 general acute care hospitals in 11 states with a total of 1,733 licensed beds. Province also provides management services to 36 primarily non-urban hospitals in 13 states with a total of 2,981 licensed beds.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Exhibits

                  99.1 Copy of the press release, dated August 27, 2001, announcing that Province executed a definitive agreement to acquire substantially all of the assets and operations of Vaughan Regional Medical Center in Selma, Alabama and announcing that Province currently has three letters of intent outstanding.

ITEM 9.  REGULATION FD DISCLOSURE

         Province recently signed a letter of intent to acquire an additional acute care hospital, which brings the total number of letters of intent currently outstanding to three. Each letter of intent is non-binding on the parties to it and provides that the acquisition is subject to a number of conditions, including Province's completion of due diligence and the negotiation of a definitive acquisition agreement.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PROVINCE HEALTHCARE COMPANY

                                        By:      /s/ Brenda B. Rector
                                             ---------------------------------
                                                 Brenda B. Rector
                                                 Vice President and Controller

Date:  August 31, 2001